POWER OF ATTORNEY

The undersigned officers and directors of TEMPLETON GROWTH FUND, INC. (the "Registrant") hereby appoint Craig S. Tyle, Alison E. Baur, Kimberly H. Novotny, Lori A. Weber, Bruce G. Leto, Alison M. Fuller, Kristin H. Ives, and Marguerite C. Bateman (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and directors hereby execute this Power of Attorney as of the 7th day of December, 2017.

/s/NORMAN J. BOERSMA	/s/J. MICHAEL LUTTIG
Norman J. Boersma, President and Chief	J. Michael Luttig, Director
Executive Officer – Investment Management

/s/HARRIS J. ASHTON	/s/DAVID W. NIEMIEC
Harris J. Ashton, Director	David W. Niemiec, Director

/s/ANN TORRE BATES	/s/LARRY D. THOMPSON
Ann Torre Bates, Director	Larry D. Thompson, Director

/s/MARY C. CHOKSI	/s/CONSTANTINE D. TSERETOPOULOS
Mary C. Choksi, Director	Constantine D. Tseretopoulos, Director

/s/EDITH E. HOLIDAY	/s/ROBERT E. WADE
Edith E. Holiday, Director	Robert E. Wade, Director

/s/GREGORY E. JOHNSON	/s/MATTHEW T. HINKLE
Gregory E. Johnson, Director	Matthew T. Hinkle, Chief Executive Officer – Finance and Administration

/s/RUPERT H. JOHNSON, JR.	/s/ROBERT G. KUBILIS
Rupert H. Johnson, Jr., Director	Robert G. Kubilis, Treasurer, Chief Financial Officer and Chief Accounting Officer